                                                                 EXHIBIT 10-A(2)

                                   ZILA, INC.

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                      (as amended through October 25, 1995)

               1. Purposes Of The Plan. The purposes of this Plan are to enable the Company to attract and retain the best available individuals to serve as non-employee members of the Board, to reward such directors for their contributions to the Company, and to maximize the identity of interest between such directors and the Company's stockholders generally.

               2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Company" shall mean ZILA, INC., a Delaware corporation.

                  (c) "Exercise Price" shall mean, with respect to each Share granted, the Fair Market Value on the date of grant.

                  (d) "Fair Market Value" shall mean, with respect to the date a given Option is granted or exercised, the value determined by the Board in good faith using a generally accepted valuation method; provided, however, that where there is a public market for the Stock, the Fair Market Value per Share shall be the mean of the final bid and asked prices of the Stock on the date of grant or exercise, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by NASDAQ/National Market System or NASDAQ) or, in the event the Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price of the Stock on such exchange on the date of grant or exercise of the Option, as reported in The Wall Street Journal.

                  (e) "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

                  (f) "Optioned Stock" shall mean the Stock subject to an Option.

                  (g) "Optionee" shall mean a non-employee director of the Company who has been granted an Option.

                  (h) "Plan" shall mean this Zila, Inc. Non-Employee Directors Stock Option Plan.

                  (i) "Share" shall mean a share of the Stock.

                  (j) "Stock" shall mean the common stock of the Company described in the Company's Certificate of Incorporation, as amended or restated from time to time.

                  (k) "Trading Day" shall mean a day on which the Fair Market Value of the Stock can be determined.

               3. Stock Subject To The Plan.

                  (a) Subject to increases and adjustments pursuant to Section 9 hereof, the initial number of Shares reserved and available for distribution under the Plan shall be 200,000.

                  (b) If an Option should terminate, or be canceled, rescinded or surrendered, the Optioned Stock subject to such Option shall not be available for future grants under the Plan.

         4. Option Grants. An Option to purchase 2,500 Shares shall be granted annually to each non-employee director of the Board on the date determined pursuant to Section 10 hereof; provided, however, that such Option shall not be granted to any non-employee director of the Company who during the fiscal year immediately preceding such grant date (or the period that he served as a director of the Company, if less than the full fiscal year) attended fewer than 75 percent of the aggregate of (i) the total number of the regularly scheduled and special meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served; provided, further, that no such Options shall be granted to any of the non-employee directors of the Company in the event that, on such grant date, the number of Shares remaining available for distribution under the Plan is less than the product of the number of then current non-employee directors of the Company multiplied by 2,500.

         5. Board Approval And Effective Dates. This Plan shall become effective as of October 20, 1989, the date as of which the Board adopted the Plan. The Plan shall be submitted as a proposal for stockholder approval at the Company's 1989 Annual Meeting of Stockholders, or any adjournment thereof. In the event that such approval is not obtained, the Board may, but need not, terminate the Plan. The Plan and all outstanding Options shall remain in effect until such Options shall have been exercised, shall have expired or shall otherwise be terminated.

         6.       Term; Exercise; Rights As A Stockholder.

                  (a) The term of each Option shall be five years from the date of grant thereof. Subject to Section 5, an Option shall be exercisable upon grant and may be exercised in whole or in part at any time or times during its term; provided, however, that an Option may not be exercised for a fraction of a Share.

                  (b) An Option shall be deemed to be exercised upon receipt by the Company from the Optionee of written notice of such exercise. Such notice shall be accompanied by full payment for the Shares subject to such exercise.

                  (c) No person shall have any right or privilege as a stockholder of the Company, whether to vote or to receive dividends or otherwise, by reason of the grant of an Option, but shall obtain such right only when Shares are actually issued to such person upon the exercise thereof.

         7.       Payment.  The Exercise Price shall be paid:

                  (a) In United States dollars in cash or by check payable to the order of the Company; or

                  (b) At the election of the Optionee by delivery of Shares with an aggregate Fair Market Value equal to the Exercise Price; or

                  (c) By any combination of (a) and (b) above.

         The Board shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

         8. Transferability Of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.

         In the event of the Optionee's death, his Option shall be exercisable, prior to the expiration of the Option, by the person or entity to whom his accrued and vested rights pass by will or by the laws of descent and distribution.

          9. Adjustments Upon Changes In Capitalization Or Merger. If the outstanding Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of shares, recapitalization, merger, consolidation, or other corporate reorganization in which the Company is the surviving corporation, the number and kind of Shares subject to the Plan or subject to any Options theretofore granted, and the Options' prices, shall be appropriately and equitably adjusted.

         In the event of a liquidation or dissolution of the Company, sale of all or substantially all of its assets, or a merger, consolidation or other corporate reorganization in which the Company is not the surviving corporation, or any merger or other reorganization in which the Company is the surviving corporation but the holders of its Stock receive securities of another corporation, any outstanding Options hereunder shall be appropriately and equitably adjusted.

         10. Time Of Granting Options. The Option grant date shall be the third Trading Day after the Company publicly announces its year-end financial results for the immediately preceding fiscal year; provided, however, that grants for the first year only under the Plan shall be effective as of the date the Company's stockholders approve the Plan.

         11. Amendment And Termination Of The Plan. The Board may from time to time amend the Plan in whole or part in such respects as the Board may deem advisable or may terminate the Plan, provided, however, that amendments to the Plan relating to the amount, price, or timing of the option grants shall not be made more than once in any six month period. Any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated. Any amendment to the Plan shall be submitted as a proposal for approval of the Company's stockholders if such approval of the amendment is necessary for the Plan to comply or to continue to comply with the applicable exemption, if any, under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         12. Conditions Upon Issuance Of Shares. The Plan, the grant, the exercise of Options and the obligations of the Company shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificate or certificates for Shares of Stock prior to (i) the admission of such Shares to listing on any stock exchange on which the Stock may then be listed, and (ii) the completion of any registration or other qualification of such Shares under any state or federal law (including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), or rulings or regulations of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

         As a condition to the exercise of an Option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is necessary or advisable.

         13. Option Agreement. Options shall be evidenced by written option agreements in accordance with the terms of the Plan. A form of such agreement is attached hereto as Exhibit "B".

         14. Miscellaneous Provisions.

             (a) Plan Expense. Any expenses of administering this Plan shall be borne by the Company.

             (b) Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to the delivery of Stock under the Plan after giving the person entitled to receive such Stock notice as far in advance as practical, and the Company may defer making delivery of such Stock if any such tax may be pending unless and until indemnified to its satisfaction.

                  (c) Construction Of Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined by the Board in accordance with the laws of the State of Delaware, and such determinations shall be final and conclusive.

                  (d) Gender. For purposes of this Plan, words used in the masculine gender shall include the feminine and neuter, and the singular shall include the plural and vice versa, as appropriate.

         As approved by the Board of Directors as of October 25, 1995.



/s/ Joseph Hines
-------------------------
JOSEPH HINES
Chairman


ATTEST:


/s/ Janice L. Backus
-------------------------
JANICE L. BACKUS
Secretary